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                                W. R. GRACE & CO.
_____________________________________________________________________________
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                                W. R. GRACE & CO.
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GRACE                                                Thomas A. Holmes
                                                     Acting President and
                                                     Chief Executive Officer

                                                     W. R. Grace & Co.
                                                     One Town Center Road
                                                     Boca Raton, FL 33486-1010


                                                     April 21, 1995


Dear Fellow Shareholders:

     J. Peter Grace, who served as chief executive officer of W. R. Grace & Co. for 47 years (1945-92) -- longer than any other head of a major U.S. industrial company -- and as chairman of the Company since 1992, passed away on April 19 after a long battle with cancer. He was 81.

     Mr. Grace served the Company and the nation with distinction. His death marks the end of an era in the history of W. R. Grace & Co., which was founded by Mr. Grace's grandfather, William Russell Grace, in 1854. It is only fitting that we reflect on the long and distinguished career of the Company's chairman. At the same time, it is also appropriate to his memory that we look briefly at where the Company is today and at its future direction.

     When Mr. Grace became president of W. R. Grace & Co. in 1945, at the age of 32, the Company's primary business was shipping, largely involving South American trade. Soon after taking office, Mr. Grace determined that W. R. Grace needed a radical change of strategic direction. He then personally led the Company's transformation from an ailing steamship line into a multibillion-dollar specialty chemicals company and a leader in specialized health care. He is widely and justly credited with one of the most sweeping and successful turnarounds in American corporate history.

     Today, Grace is the market leader in five of its six core businesses -- packaging, catalysts, specialty construction products, container sealants and kidney dialysis -- and is among the top three in water treatment.

     In public life, Mr. Grace served three U.S. administrations. He first served President Eisenhower as a member of the International Development Advisory Board, and as author of a widely circulated report entitled "An Economic Program for the Americas." In 1962, President Kennedy appointed Mr. Grace chairman of the Commerce Committee for the Alliance for Progress. In 1982, Mr. Grace served, at the behest of President Reagan, as chairman of the President's Private Sector Survey on Cost Control in the Federal Government, generally known as the Grace Commission.

     Deeply religious throughout his life, Mr. Grace was a leading layman of the Catholic Church, an advisor to cardinals and a frequent visitor to the Vatican. Throughout his career, Mr. Grace was highly active in numerous business organizations and public service groups. He also gave freely of his time to charitable and educational institutions. He will be missed.

                                    (more)

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                                      -2-

     Today, the Company J. Peter Grace headed for five decades is a strong company in many ways. It is a fitting tribute to him -- and to his 38,000 colleagues around the globe -- that 1994 was another year of solid performance; in fact, it was the Company's best year in more than a decade. More important, it was a year of profitable, balanced growth for all of Grace's businesses.
And, I might add, we expect that momentum to continue through 1995. We soon will report strong first quarter operating performance in all of our businesses.


     Unfortunately, the Company's fundamental strength, solid progress and strong performance have been overshadowed by recent events. Those events have been widely reported, and this is obviously not an appropriate moment to discuss them in detail. I do, however, want to emphasize a few points that are important to W. R. Grace & Co., its thousands of customers and employees, and to you, our shareholders.

     First, I want to assure you that the Board of Directors of W. R. Grace & Co. is committed to performing its fiduciary duty in a manner consistent with the highest principles of corporate governance, and to ensuring that all employees of the Company, including its senior executives, adhere to the highest professional and ethical standards.

     Second, I want to assure you that we welcome the interest in the Company shown by certain major shareholders, and that we share their determination to see the Company continue to build long-term value for all shareholders.

     Third, as previously announced, the Company's Board will be reduced to 12 members. This reduction will be accomplished by the previously announced resignation of certain directors and by certain other directors not standing for re-election.

     Fourth, a Search Committee, consisting of myself, Harold A. Eckmann, Edward W. Duffy, George C. Dacey and James W. Frick, is actively pursuing a search to select as quickly as possible the best-qualified candidate as the Company's new chief executive officer. To that end, we have engaged the services of a leading executive search firm, Spencer Stuart.

     After a new CEO is chosen, at least six new independent directors will be selected to replace six of the twelve directors in office following the 1995 Annual Meeting of Shareholders. We also have adopted corporate governance principles based on those of General Motors.

     As we mourn the loss of J. Peter Grace and recall his accomplishments, let us remember that the Company he led for so long is today a strong one, with solid operating units led by highly capable managers, and with a growing momentum of positive financial performance. We remain committed to the long-term, profitable growth of W. R. Grace and to operating the Company at all times, and at all levels, in a manner of which you and we can be proud.

     On behalf of the Board of Directors and the Company's 38,000 employees worldwide, thank you for your support.

                                        Very truly yours,


                                        Thomas A. Holmes
                                        Acting President and
                                        Chief Executive Officer